EXHIBIT 21.1

CADENCE DESIGN SYSTEMS, INC.
SUBSIDIARIES OF THE REGISTRANT

      Below is a list of all of the Registrant’s subsidiaries as of January 31, 2025, and the state or country in which each is incorporated or organized. All of the Registrant’s subsidiaries are wholly owned by the Registrant:

Apex Semiconductor Inc.	Delaware, U.S.A.
Apex Semiconductor Malaysia Sdn. Bhd.	Malaysia
APEXSEMICONDUCTOR INDIA PRIVATE LIMITED	India
AWR LLC	Delaware, U.S.A.
Beijing Cadence Information Technology Co., Ltd.	People's Republic of China
BETA CAE Deutschland GmbH	Germany
BETA CAE ITALY S.R.L.	Italy
BETA CAE Nordic AB	Sweden
BETA CAE Systems China Ltd.	People's Republic of China
BETA CAE SYSTEMS INDIA PRIVATE LIMITED	India
BETA CAE Systems International AG	Switzerland
BETA CAE Systems Japan Inc.	Japan
BETA CAE SYSTEMS SA	Greece
BETA CAE SYSTEMS U.S.A., INC.	Michigan, U.S.A.
BETA CAE SYSTEMS UK LIMITED	United Kingdom
Cadence Design (Israel) II, Ltd.	Israel
Cadence Design Systems (Canada) Limited	Canada
Cadence Design Systems (Cyprus) Limited	Cyprus
Cadence Design Systems (Finland) Oy	Finland
Cadence Design Systems (India) Private Limited	India
Cadence Design Systems (Ireland) Limited	Ireland
Cadence Design Systems (Israel) Ltd.	Israel
Cadence Design Systems (Japan) B.V.	The Netherlands
Cadence Design Systems (S) Pte Ltd.	Singapore
Cadence Design Systems (Sales) India Private Limited	India
Cadence Design Systems A.B.	Sweden
Cadence Design Systems B.V.	The Netherlands
Cadence Design Systems Belgium SA	Belgium
Cadence Design Systems do Brasil Microeletronica Ltda.	Brazil
Cadence Design Systems GmbH	Germany
Cadence Design Systems I B.V.	The Netherlands
Cadence Design Systems Kft.	Hungary
Cadence Design Systems Limited	United Kingdom
Cadence Design Systems LLC	Russia
Cadence Design Systems Malaysia Sdn. Bhd.	Malaysia
Cadence Design Systems Management (Shanghai) Co., Ltd.	People's Republic of China
Cadence Design Systems S.R.L.	Italy
Cadence Design Systems SAS	France
Cadence Design Systems Vietnam Company Limited	Vietnam
Cadence Global Holdings, Inc.	Delaware, U.S.A.
Cadence Group Unlimited Company	Ireland

Cadence International Limited	Ireland
Cadence Taiwan, Inc.	Taiwan
Cadence U.S., Inc.	Delaware, U.S.A.
Cascade Technologies, LLC	Delaware, U.S.A.
Castlewilder Unlimited Company	Ireland
coupledNumerics GmbH	Switzerland
CréVinn Teoranta	Ireland
Denali Software Kabushiki Kaisha	Japan
Denali Software, LLC	California, U.S.A.
FFG Holdings Limited	United Kingdom
Future Facilities Incorporated	California, U.S.A.
Future Facilities KK	Japan
Future Facilities Limited	United Kingdom
Intrinsix Corp.	Massachusetts, U.S.A.
Invecas, Inc.	Delaware, U.S.A.
Invecas Technologies Private Limited	India
Jasper Holdings Ltd.	Cayman Islands
MunEDA GmbH	Germany
Nanjing Kai Ding Electronics Technology Co., Ltd.	People's Republic of China
Numeca (Beijing) Software Limited	People's Republic of China
Numeca USA, Inc.	Arizona, U.S.A.
Numeca-HK Limited	Hong Kong
NUMFLO SA	Belgium
OpenEye Scientific Software Deutschland GmbH	Germany
OpenEye Scientific Software, Inc.	Delaware, U.S.A.
Pointwise, Inc.	Texas, U.S.A.
Pulsic Inc.	Delaware, U.S.A.
Pulsic Japan Limited	United Kingdom
Pulsic Limited	United Kingdom
Shanghai Cadence Electronics Technology Co., Ltd.	People's Republic of China
Tundra Holdings, Inc.	Delaware, U.S.A.
Verifyter AB	Sweden
6SIGMADC Limited	United Kingdom